                                                                Exhibit 99 b.




                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 11-K
    FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                        COMMISSION FILE NUMBER 33-41784



A. Full title of the plan and address, if different from that of the issuer named below:

                        DIRECTORS' STOCK INVESTMENT PLAN
                                       OF
                         REGIONS FINANCIAL CORPORATION


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         REGIONS FINANCIAL CORPORATION
                                P. O. BOX 10247
                           BIRMINGHAM, ALABAMA  35202

                      DIRECTORS' STOCK INVESTMENT PLAN OF
                         REGIONS FINANCIAL CORPORATION


The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                                                   Page Number
                                                                                                   -----------
         Report of Independent Auditors                                                                1

         Statements of Financial Condition - December 31, 1994 and 1993                                2

         Statements of Income and Changes in Plan Equity for the Years
         Ended December 31, 1994, 1993, and 1992                                                       3

         Notes to Financial Statements                                                                 4


All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                         Report of Independent Auditors



Benefits Committee
Directors' Stock Investment Plan of
  Regions Financial Corporation

We have audited the accompaning statements of financial condition of the Directors' Stock Investment Plan of Regions Financial Corporation as of December 31, 1994 and 1993, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at December 31, 1994 and 1993, and the income and changes in plan equity for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



/s/ ERNST & YOUNG LLP


Birmingham, Alabama
March 22, 1995

                       STATEMENTS OF FINANCIAL CONDITION
                      DIRECTORS' STOCK INVESTMENT PLAN OF
                        REGIONS FINANCIAL CORPORATION


                                                                                   DECEMBER 31
                                                                         -------------------------------
                                                                            1994                 1993
                                                                         ----------           ----------
 ASSETS
 Assets held by First Alabama Bank as
   trustee and custodian:
     Common Stock of Regions Financial
     Corporation at market value
     317,013 shares in 1994 and
     303,229 shares in 1993 (cost
     $7,109,084 in 1994 and $6,242,718
     in 1993)                                                            $9,827,403           $9,817,013
 Cash                                                                             0                   72
 Dividends receivable                                                        94,669               77,955
                                                                         ----------           ----------

     Total Assets                                                        $9,922,072           $9,895,040
                                                                         ==========           ==========

 LIABILITIES AND PLAN EQUITY

 Payable to participants for
   withdrawals                                                           $        0           $      713
 Plan equity (274 and 266 participants
   in 1994 and 1993, respectively)                                        9,922,072            9,894,327
                                                                         ----------           ----------

     Total Liabilities and Plan Equity                                   $9,922,072           $9,895,040
                                                                         ==========           ==========



See notes to financial statements.

                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                      DIRECTORS' STOCK INVESTMENT PLAN OF
                         REGIONS FINANCIAL CORPORATION


                                                                   YEAR ENDED DECEMBER 31
                                                  -------------------------------------------------------
                                                      1994                  1993                 1992
                                                  -----------           -----------           -----------
 Dividend income                                  $   370,395           $   314,999           $   261,773
 Gain recognized on distribution of
     Common Stock of Regions Financial
     Corporation to participants upon
     withdrawal                                       407,960               692,983               191,613
 Unrealized (depreciation) appreciation
   of Common Stock of Regions Financial
   Corporation                                       (855,976)             (847,239)            1,542,304
 Contributions received:
     From participants                                987,856               970,438               993,040
     From participating companies                     246,969               242,609               248,260

 Withdrawals by participants                       (1,129,459)           (1,665,646)             (497,341)
                                                  ------------          ------------          ------------

 Income and changes in plan equity                     27,745              (291,856)            2,739,649
 Plan equity at beginning of period                 9,894,327            10,186,183             7,446,534
                                                  -----------           -----------           -----------
     PLAN EQUITY AT DECEMBER 31                   $ 9,922,072           $ 9,894,327           $10,186,183
                                                  ===========           ===========           ===========


 ( ) Indicates deduction

 See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                      DIRECTORS' STOCK INVESTMENT PLAN OF
                         REGIONS FINANCIAL CORPORATION


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: First Alabama Bancshares, Inc. which is now Regions Financial Corporation (Regions or the Company) formed the Directors' Stock Investment Plan of Regions Financial Corporation (the Plan) effective May 1, 1984. Subsequent to December 31, 1994, the name of the Plan has been changed from the Directors' Stock Investment Plan of First Alabama Bancshares, Inc. to the Directors' Stock Investment Plan of Regions Financial Corporation; these financial statements reflect the change in the name of the Plan.

Investments: The investment in Common Stock of the Company is stated at market value. The NASDAQ quoted market price of Regions Financial Corporation Common Stock was $31.00 per share at December 31, 1994 and $32.375 per share at December 31, 1993. The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the plan will be taxed to the participants on a pro rata basis for federal and state, as applicable, income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.


NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which the Company contributes 25% of actual contributions made by participants. Participating directors may
contribute all or any part of their directors' fees.   Participation in the
Plan is open to any person who is a director of Regions Financial Corporation, any subsidiary or any body designated as a local division's Board of Directors who is not an employee of Regions Financial Corporation, any subsidiary or local division. Directors are immediately vested upon contribution to the Plan to the extent of the director's and the Company's contribution to date. In the event the Plan terminates, or the director terminates either his or her position with the Company or participation in the Plan, the director will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of Regions and participants' contributions are as follows:

                                                                                    Contributions Received
                                                                       --------------------------------------------------
Participating Company or Division                                      Company            Director               Total
- ---------------------------------                                      --------          ----------            ----------
Year ended December 31, 1994:

Regions Financial Corporation                                          $ 36,738          $ 146,950              $ 183,688
First Alabama Bank, Montgomery                                           11,600             46,400                 58,000
First Alabama Bank, Birmingham                                           21,425             85,700                107,125
First Alabama Bank, Huntsville                                           12,238             48,950                 61,188
First Alabama Bank, Tuscaloosa                                           10,488             41,950                 52,438
First Alabama Bank, Dothan                                                7,738             30,950                 38,688
First Alabama Bank, Selma                                                 4,125             16,500                 20,625
First Alabama Bank, Gadsden                                               6,431             25,724                 32,155
First Alabama Bank, Athens                                                3,344             13,374                 16,718
First Alabama Bank, Baldwin County                                        3,825             15,300                 19,125
First Alabama Bank, Guntersville                                          3,225             12,900                 16,125
First Alabama Bank, Phenix City                                           2,550             10,200                 12,750
First Alabama Bank, Mobile                                               28,675            114,700                143,375
First Alabama Bank, Lee County                                            4,200             16,800                 21,000
First Alabama Bank, Cullman                                               4,300             17,200                 21,500
First Alabama Bank, Lauderdale County                                     2,188              8,750                 10,938
First Alabama Bank, Conecuh County                                        1,719              6,874                  8,593
First Alabama Bank, Sumter County                                         1,500              6,000                  7,500
First Alabama Bank, Talladega County                                      7,550             30,200                 37,750
First Alabama Bank, Chilton County                                        1,500              6,000                  7,500
First Alabama Bank, Troy                                                  2,956             11,824                 14,780
First Alabama Bank, Anniston                                             11,263             45,050                 56,313
First Alabama Bank, South Baldwin                                         2,938             11,750                 14,688
First Alabama Bank, Centre                                                1,650              6,600                  8,250
First Alabama Bank, Covington County                                      3,250             13,000                 16,250
First Alabama Bank, Shelby County                                         2,800             11,200                 14,000
First Alabama Bank, Decatur                                               4,450             17,800                 22,250
First Alabama Bank, Oneonta                                               5,881             23,525                 29,406
First Alabama Bank, Enterprise                                            3,750             15,000                 18,750
First Alabama Bank, Choctaw                                                 700              2,800                  3,500
First Alabama Bank, Albertville                                           2,800             11,200                 14,000
First Alabama Bank, Fayette                                                 338              1,350                  1,688
Regions Bank of Louisiana                                                 6,088             24,350                 30,438
Regions Bank of Florida                                                   9,590             38,360                 47,950
Regions Bank of Georgia                                                   3,600             14,400                 18,000

                                                        Contributions Received
                                               --------------------------------------------------
Participating Company or Division              Company            Director               Total
- ---------------------------------              --------           --------             ----------
Year ended December 31, 1994 continued:

Regions Bank of Tennessee                         9,331             37,325                 46,656
Real Estate Financing, Inc.                         225                900                  1,125
                                               --------           --------             ----------
     TOTALS                                    $246,969           $987,856             $1,234,825
                                               ========           ========             ==========

NOTE C - CONTRIBUTIONS RECEIVED (CONTINUED)



                                                                               Contributions Received
                                                                     -------------------------------------------
Participating Company or Division                                    Company          Director           Total
- ---------------------------------                                    --------         ---------        ---------
Year ended December 31, 1993:

Regions Financial Corporation                                        $ 53,671         $ 214,700        $ 268,371
First Alabama Bank, Montgomery                                          9,125            36,500           45,625
First Alabama Bank, Birmingham                                         20,405            81,620          102,025
First Alabama Bank, Huntsville                                         13,244            52,975           66,219
First Alabama Bank, Tuscaloosa                                         10,938            43,750           54,688
First Alabama Bank, Dothan                                              7,900            31,600           39,500
First Alabama Bank, Selma                                               5,250            21,000           26,250
First Alabama Bank, Gadsden                                             6,000            24,000           30,000
First Alabama Bank, Athens                                              2,625            10,500           13,125
First Alabama Bank, Baldwin County                                      3,628            14,513           18,141
First Alabama Bank, Guntersville                                        3,050            12,200           15,250
First Alabama Bank, Phenix City                                         3,356            13,425           16,781
First Alabama Bank, Mobile                                             24,575            98,300          122,875
First Alabama Bank, Lee County                                          3,000            12,000           15,000
First Alabama Bank, Cullman                                             4,550            18,200           22,750
First Alabama Bank, Lauderdale County                                   2,063             8,250           10,313
First Alabama Bank, Conecuh County                                      1,875             7,500            9,375
First Alabama Bank, Sumter County                                       1,950             7,800            9,750
First Alabama Bank, Talladega County                                    7,556            30,225           37,781
First Alabama Bank, Chilton County                                      1,463             5,850            7,313
First Alabama Bank, Troy                                                4,000            16,000           20,000
First Alabama Bank, Anniston                                           10,513            42,050           52,563
First Alabama Bank, South Baldwin                                       2,938            11,750           14,688
First Alabama Bank, Centre                                              1,925             7,700            9,625
First Alabama Bank, Covington County                                    3,250            13,000           16,250
First Alabama Bank, Shelby County                                       3,500            14,000           17,500
First Alabama Bank, Decatur                                             4,363            17,450           21,813
First Alabama Bank, Oneonta                                             5,438            21,750           27,188
First Alabama Bank, Enterprise                                          3,625            14,500           18,125
First Alabama Bank, Choctaw                                               700             2,800            3,500
First Alabama Bank, Albertville                                         2,750            11,000           13,750
Regions Bank of Florida                                                 3,901            15,600           19,501
First Alabama Bank of Columbus, Georgia                                 2,569            10,275           12,844

                                                        Contributions Received
                                                  -------------------------------------------
Participating Company or Division                 Company          Director           Total
- ---------------------------------                 --------         --------        ----------
Year ended December 31, 1993 continued:

First Security Bank of Tennessee                     4,868           19,475            24,343
Franklin County Bank                                 1,920            7,680             9,600
Real Estate Financing, Inc.                            125              500               625
                                                  --------         --------        ----------
      TOTALS                                      $242,609         $970,438        $1,213,047
                                                  ========         ========        ==========


                                                                                Contributions Received
                                                                     ----------------------------------------------
Participating Company or Division                                     Company           Director            Total
- ---------------------------------                                    --------           --------         ----------
Year ended December 31, 1992:

Regions Financial Corporation                                        $ 56,194           $224,775         $  280,969
First Alabama Bank, Montgomery                                         11,650             46,600             58,250
First Alabama Bank, Birmingham                                         17,435             69,740             87,175
First Alabama Bank, Huntsville                                         12,012             48,050             60,062
First Alabama Bank, Conecuh                                             2,188              8,750             10,938
First Alabama Bank, Tuscaloosa                                         11,425             45,700             57,125
First Alabama Bank, Lee County                                          4,500             18,000             22,500
First Alabama Bank, Dothan                                              9,562             38,250             47,812
First Alabama Bank, Selma                                               6,219             24,875             31,094
First Alabama Bank, Gadsden                                             5,969             23,875             29,844
First Alabama Bank, Athens                                              3,937             15,750             19,687
First Alabama Bank, Baldwin County                                      3,531             14,125             17,656
First Alabama Bank, Lauderdale County                                   2,188              8,750             10,938
First Alabama Bank, Guntersville                                        2,700             10,800             13,500
First Alabama Bank, Phenix City                                         6,300             25,200             31,500
First Alabama Bank, Cullman                                             4,775             19,100             23,875
First Alabama Bank, Mobile                                             27,950            111,800            139,750
First Alabama Bank, Sumter County                                       1,350              5,400              6,750
First Alabama Bank, Talladega County                                    8,700             34,800             43,500
First Alabama Bank, Chilton County                                      2,175              8,700             10,875
First Alabama Bank, Troy                                                3,088             12,350             15,438
First Alabama Bank, Anniston                                           12,425             49,700             62,125
First Alabama Bank, South Baldwin                                       3,000             12,000             15,000
First Alabama Bank, Centre                                              1,250              5,000              6,250
First Alabama Bank, Covington County                                    3,250             13,000             16,250
First Alabama Bank, Shelby County                                       2,500             10,000             12,500
First Alabama Bank, Decatur                                             5,487             21,950             27,437
First Alabama Bank, Oneonta                                             6,112             24,450             30,562
First Alabama Bank, Enterprise                                          3,750             15,000             18,750
First Alabama Bank, Choctaw                                               850              3,400              4,250
First Alabama Bank, Albertville                                         2,550             10,200             12,750
Sunshine Bank                                                           3,013             12,050             15,063
Real Estate Financing, Inc.                                               225                900              1,125
                                                                     --------           --------         -----------
TOTALS                                                               $248,260           $993,040         $1,241,300
                                                                     ========           ========         ===========

NOTE D - UNREALIZED APPRECIATION OF COMMON STOCK OF REGIONS FINANCIAL
CORPORATION

The unrealized appreciation of Common Stock of Regions Financial Corporation is as follows:


                                                              1994               1993                  1992
                                                           ----------         ----------            ----------
Unrealized appreciation at beginning
  of year                                                  $3,574,295         $4,421,534            $2,879,230
Unrealized appreciation at end of year                      2,718,319          3,574,295             4,421,534
                                                           ----------         ----------            ----------

(DECREASE) INCREASE IN UNREALIZED
  APPRECIATION                                             $ (855,976)        $ (847,239)           $1,542,304
                                                           ==========         ==========            ==========





NOTE E - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF REGIONS FINANCIAL CORPORATION TO PARTICIPANTS UPON WITHDRAWAL


c
                                                              1994               1993                  1992
                                                           ----------         ----------            ----------
Market value of shares distributed                         $1,125,631         $1,658,765            $  497,106
Cost of shares distributed                                    717,671            965,782               305,493
                                                           ----------         ----------            ----------
TOTAL REALIZED GAIN                                        $  407,960         $  692,983            $  191,613
                                                           ==========         ==========            ==========

ITEM 9b. Exhibits

         None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Directors' Stock Investment Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                        DIRECTORS' STOCK INVESTMENT PLAN
                                        REGIONS FINANCIAL CORPORATION



Date:   March 22, 1995                  By: /s/ Douglas W. Graham
     -----------------                      ---------------------
                                            Douglas W. Graham
                                            Senior Vice President - Personnel
                                            Regions Financial Corporation





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